                             BYLAWS
                               OF
                AFFORDABLE HOMES OF AMERICA, INC.,
                      a Nevada corporation

ARTICLE I


Section I. PRINCIPAL OFFICE The principal office shall be in the C ity of Las Vegas, County of dark. State of Nevada.

Section 2. OTHER OFFECES. The board of directors may at any time eslablish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section I. PLACE OF MEETINGS. Meetings of stockholders shall be held atany place within or without the State of Nevada designated by the board of directors. In the absentof any such designation, stock-holders' meetings shall be held at the principal executive office of the corporation.

Section 2. ANNUAL MEETINGS. The annual meetings of stockholders shall be held at a date and time designated by the board of directors. (At such meetings, directors shabe elected and any other proper business m ay be transacted by a plurality vote of stockholders.)

Section 3. SPECIAL MEETINGS. A special meeting of the stockholders, any purpose or purposes whatsoever, unless prescribed by statute or by the articles of incorporation may be called at any rime by the prpsident and shall be called by the president or secretary at therequest in writing of a majority of the board of directors, or at the request in writing of stockholders holding shares in the aggregate entitled to cast not less than a majority of the votes at any such meeting.

The request shall be in writing, specifying the time of such meeting, the place which it is to be held and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving such request forthwith shall cause notice to be given tothe stocfcholdcrs entitlediu vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five(35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may givethe notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting,fixing or affecting the tme when a meeting of stockholders called by action of the board of directors may be held.

Section 4. NOTICE QF STOCKHOLDERS' MEETINGS. All notices of meet-ings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article(I not less than ten (10) nor more than sixty (60) days before the date of the meeting being noiced.The notice shall specify the place, date and hour of the meeting and (i) in the case of a specialmeeting the general nature of the business to be transacted, or (ii) in the case of the annual meeting those matters which the board of directors, at the time of giving the notice, intends to present foraction by the stockholders. The notice of any meeting at which directors are to be elected shallinclude the name of any nominee or nominees which, at the time of the notice, management intendsto present for election.If action is proposed to be taken at any meeting for approval of (i) contracts ortransactions in which a di rector has a direct or indirect financial interest, (ii) an amendment to tearticles of incorporation, (iii) a reorganization of the corporat ion, (iv) dissolution of the corporation,or (v) a distribution to pref erred stockholders, the notice shall also state the general nature of suchproposal.

Section 5. MANNER OF GTVTNG NOTICE: AFFIDAVTI- OF NOTICE. Notice of any meeting of stockholders shall be given either personally or by first-class mail or telegraphicor other written communication, charges prepaid, addressed to the stockholder at the address of such stock-holder appearing on the books of the corporation or given by the stock-holder to the corporationfor the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent by mail or telegram to the corporation's principal executive office, or if published at least once in a new spaper of general circulation in the county where this office is located. Prsonal delivery of any such notice to any officer of a cor-poration or association or to any member of a partnership shall consti-tute delivery of such notice to suchcorporation, association or part-nership. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting to the transferee.

If any notice addressed to a stockholder ai the address of such stockh olde appearingon the books of the corporation is return ed t the cor-poration by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at such address, all fixture notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder upon whiten demand of the stock-holder at the principal executive office of the corporation for a period of one year from the date of the giving of such notice.


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An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the secretary, assistant se cretary or any transfer agent of the corporation giving such notice, a ndshall be filed and maintained in the minute book of the corporation.

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 6. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business, except as otherwise provided by statute or the articles of incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstand-ing the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majorityof the shares required to consitute a quorum.

Section 7.     ADJOURNED MEETING AND NOTICE THEREOF.   Any stockholders'
meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of aquorum, no other business may he transacted at such meeting.

When any meetng of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken. At any adjourned meeting the corpora-tion may transact any business which might have been transacted at the original meeting.

Section 8. VOTING. Unless a record date set for voting purposes be fixed as provided in Section I of Article VII of these bylaws, only persons in whose name shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice is given (or, if notice is waived, at the close of business on the business day next preceding the day on wh ich he meeting is held) shall be entitled to vote at such meeting. Any stock-holder entitled to vote on any matter other than elections of directors or officers, may vote part of the shares in favor of the pro-posal and refrain from voting the remaining shares or vote them against the proposal,but, if the stockholder fails to specify the number of sh ares such stock-holder is voting affirmatively, it will be conclusivel y presumed that the stockholders's approving vote is with respect to all shares such stockholderis entitled to vote. Such vote may be by voice vote or by ballot; provided, however, that all elections for directors must be by ballot upon demand by a stockholder at any election and before the voting begins.


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When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having oting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of in corporation a different vote is required in which case such express provision shall govern and control the decision of such question. Every stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation.

      Section 9. WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS. The transactions at any meeting of stockholders, either annual or spe-cial, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present In person or by proxy, signs written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be trans-acted or the purpose of any regular or special meeting of stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of such proposal. All such waivers, consents or approvals shall be fled with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attend-ance at a meeting is not a waiver of any right to object to the consider action of matters not included in the notice if such objection is expres-sly made at the meeting.

      Section 10. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting on stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so tak-en,is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the corporation and shall be maintained in the cor-porate records. Any stockholder, giving a written consent, or the stock holder's proxy holders, or a transferee of the shares of a personal rep-resentative of the stockholder of their respective proxy holders, may revoke the consent by a writing received by the secretary of the corpo ration prior to the time that written consents of the number of shares requred to authorize the proposed action have been filed with the sec-retary.

      Section 11. PROXIES. Every person entitled to vote for direc-tors or on any other matter shall have he right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting,telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney in fact.


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A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered.to the corporation staling that the proxy is revoked or by a subsquent proxy executed by,or attendance at the meeting and voting i n person by the person executing the proxy; provided. however, that no such proxy shall be valid after the expiration of six (6) months from the date o(such proxy, unless coupled with an interest, or unless the person executing it specifies therein thelength of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above and the provisions of Section 78.355 of the NevadaGeneral Corporation Law, ay proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.

Section 12. INSPECTORS OF ELECTION. Before any meeting of stockholders, the board of directors may appoint any persons other than nominees for offie to act as inspectorsof election at the meeting or its adjournmen t If no inspectors of election are appointed, the chairman of the meeti ng may, and on the request ofany stockholder or his proxy shall, appoi nt inspectors election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request ofone or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall deter-mine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, lhe vacancy may be filled by appointment by the board of directors before the meeting, or by the chairman at the meeting.

The duties of these inspectors shall be as follows:

(a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b)     Receive votes, ballots, or consents:

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)     Count and tabulate all votes or consents;

(e)     Determine the election result; and

(f) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.


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ARTICLE III

Section 1.     POWERS.   Subject to the provisions of the Nevada
General Corporation Law and any limitations the articles of incorpora-tion and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Without prejudice to such general powers, but subject to the same limi-tations, it ishereby expressly declared that the directors shall have the power and authority to:

(a) Select and remove all officers, agents, and employees of the corporation, prescribe such powers and duties tor them as may not be inconsistent with law, with thearticles of incorporation or these bylaws, fix their compensation, and require from them security for faithfull service.

(b) Change the principal executive office or the principal business office from one location to another; cause the corporation to be qualified to do business in any other state,territory, dependency, or foreign country and conduct business within or without the State; designateany place within or without the State for the holding of any stockholders' meeting, or meetings,including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the provisions of law.

(c) Authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or secur-ities cancelled tangible or intangible property actually received.

(d) Borrow money and incur indebtedness for the purpose of the corporation, and cause to be executed and delivered therefor, in the c orporate name, pronussoiynoies, bonds, debentures, deeds of trust, mor tgages, pledges, hypothecations. or other evidences ofdebt and securit ies therefore.

Section 2. NUMBER OF DIRECTORS. The authorized number of directors shall be no fewer than three (3) nor more than ten (10). The exact number of authorized directors shall be set by resolution ofthe board of direc-tors, within the limits specified above. The maximum or minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by duly adopted amendment to this bylaw duly approvedby a majority of the outstanding shares entitled to vote.

Sections 3.    QUALIFICATION. ELECTION AND TERM OF OFFICE OF
DIRECTORS.Diretors shall be elected at each annual meeting of the stock-holders to hold office until the next annual meeting, but if any such annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of stock-holders held for that purpose, or at the next annual peering of stock-holders held thereafter.

Each director,including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified or until his earlier resign-ation or removal or his office has been declared vacant in the manner provided in these bylaws. Directors need not be stockholders.

Section 4. RESIGNATION AND REMOVAL QF DIRECTORS. Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the cor-poration, unless the notice specifies a later time for the effective-ness of such resignation, in which case such resignation shall be ef-fective at the time specified. Unless such resignation specifies other-wise, its acceptance by the corporation shall not be necessary to make it effective. The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of a court or convicted of a felony. Any or all of the directors may be removed with-out cause of such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote. No reduction of the authorized number of directors shall have the effect of removing any director before his term of office expires.

Section 5. VACANCIES. Vacancies in the board of directors, may be filled by majority of the remaining directors, though less than a quorum, or by a sole remaining director.Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

A vacancy in the board of directors exists as to any authorized position of directors which is not then filled by a duly elected director, whether caused by death, resignation, removal,increase in the authorized number of directors or otherwise.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such elec-tion by written consent shall require the consent of a majority of the outstanding shares entitled to vote. If the resignation of a director is effective at a future time, the board of directors may elect a succes-sor to take office when the resignation becomes effective.

If after the filling of any vacancy by the directors, the directors then in office who have been elected by the stockholders shall consti-tute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of the stockholders to elect the entire board. The term of office of any director_not elected by the stockholders shall terminate upon the election of a successor.


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Section .    PLACE OF MERTINGS. Regular meetings of the board of direct or shall be held at any place within or without the State of Nevada that has been designated from time to time by resolution of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or without the State of Nevada that has been designated in the notice of the meeting or, if not stated in the notice or there is not notice, at the principal executive office of the corporation.Any meeting, regular or special, may be held by con-ference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.

Section 7.     ANNUAL MEETINGS.
Immediately following each annual meeting of stockholders, the board of directors shall hold a regular meeting for the purpose of transaction o other business. Notice of this meeting shall not be required.


Section 8. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice, provided the notice of any change in the time of any such meetings shall be given to all of the directors. Notice e of a change in the determination of the time shall be given to each d director in the same manner as notice for special meetings of the board of directors.
Section 9. SPECIAL MEETINGS. Special meetings of the board of direc-ors for my purpose or purposes may be called at any time by the chair-man of the hoard or the preside;or any vice president or the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown upon the records of the corporation. In case such notice ismailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by t elephone or telegram, itshall be delivered personally or by telephone or to the telegraph company at least forty-eight (48)hours prior to th e tie of the holding of the meeting. Any oral notice given personally or bytelephone may be communicated to either the director or to a pers on at the office of the director whLhe person giving the notice has re ason to believe will promptly communicate it to the director. Thenotic e need not specie the puipose of the meeting nor the place ifthe~necti ng i to be held at theprincipal executive office of the corporation.

Section 10. QUORUM. A majority of the authorized number of directors shallconstilute a quorum tor the transaction of business, except to ad journ as hereinafter provided. Everyact or decision done or made by a majority of the directors present at a meeting duly held at whicha quo rum is present shall be regarded oa the act of the board of directors, subject to the provisionsof Section 78.140 of the Nevada General Colpo ration Law (approval of contracts or transactions inwhich a director h as adirect or indirect material financial interest). Section 78.125 (a ppointment ofcommittees), and Section 78.751 (indemnification of direc tors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 11 -   WAIVER OF NOTICE, the transactions of any meeting of
the oardof directors, however called and noticed or wherever held. sh all be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or afterthe meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice of consent need not specifythe purpose of the meeting. All such waivers, consents and approvals shall be filed with thecorporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends The meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

Section 12. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 13. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more thantwenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors whowere not present at the time of the adjournment.

Section 14. ACTION WITHOUT MEETING. Any action required orpermt to be taken by the board of directors may be taken without a meeting, if all members of the boashall individually or collectively consent in writing to such action. Such action by written consentshall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

Section 15.   FEES AND COMPENSATION OF DIRECTORS.
Directors a members of committees may receive such compensation, if any, for their services, and suchreimbursement of expenses, as may be fixed or determined by resolution of the board of directorsNothing herein contained shall be construed to preclude any director from serving the corporationin any other capacity as an officer, agent, employee, or otherwise, and receiving compensationsuch services. Members of special or sanding committees may be allowed like compensationattending commit-tee meetings.

ARTICLE JV

COMMITTEES

Section I. COMMITTEES OF DIRECTORS. The board of directors may resoluton adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more dir-ectors, to serve at the pleasure of the board.


The board may designate one or more directors as alternate members of any committees, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with regard to:

            (a) the approval of any action which, under the Nevada General Corporation Law, also requires stockholders' approval or approval of the outstanding shares;
            (b) the filing of vacancies on the board of directors or in any committees;
            (c) the fixing of compensation of die directors for serving on the board or on any committee;
            (d) the amendment or repeal of bylaws or the adoption of new bylaws;
            (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;
            (f) a distribution to the stockholders of the corpor-ation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or
            (g) the appointment of any other committees of the board of directors or the members thereof.


Section 2. MEETINGS AND ACTION BY COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with the provisions of Article III, Sections 6 (place of meetings), 8 (regular meetings), 9 (special meetings and notice),10 (quorum), II (waiver of notice),12 (adjournment), 13 (notice of adjournment) and 14 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time or regular meetings of committees shall by resolutions of the board of directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent.


The committees shall keep regular minutes of their proceedings and report the same to the board when board when required.


ARTICLE V

OFFICERS

Section I. OFFICERS. The officers of the corporation shall be a pres-ident, a secretary and a treasurer. The corporation may also have, at the discretion of the board of directors,a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any two or more offices may be held by the same person.


Section 2. ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provi-sions of Section 3 or Section 5 of this same person.

Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board subject to the rights, if any, of an officer under any contract of employment. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a vice president, a secretary and a treasurer, none of whom need be a member of the board. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 3. SUBORDINATE OFFICERS. ETC. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as a re provided in the bylaws or as the board of directors may from time t
o time determine.

Section 4.     REMOVAL AND RESIGNATION OF OFFICERS.
the corporation shall hold office until their successors are chosen and qualify. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of direc-tors, by any officer upon whom such power or removal maybe conferred by the board of directors.

Any officer may resign at any time by giving written notice to the cor-poration. Any such resignation shall take effect at the date of the re-ceipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5. VACANCIES IN OFFICES. A vacancy in any office because death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appoint-ments to such office.

Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of direc-tors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the cor-poration and shall have the powers and duties prescribed in Section 7 of this Article V.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholder and, in the absence of the chairman of the board, of if there be none, at all meetings of the board of direc-tors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws. He shall execute bonds, mortgages and other contracts re-quiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.


Section 8. VICE PRESIDENTS. In the absence or disability of the pre-sident, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, advice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to a the restrictions upon, the president.The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws, the president or the chairman of the board.


Section 9. SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and shall record, keep or cause to be kept, at the principal executive office or such other place as the board of directors may order, a book of minutes of all meetings of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares pre-sent or represented at stockholders' meetings, and the proceedings thereof.


The secretary shall keep, or cause to be kept, at the principal execu-tive office or at the office of the corporation's transfer agent or reg-istrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stock holders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.


The secretary shall give, or cause to be given, notice of all meetings of stockholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, as may be prescribed by the board of directors or by the bylaws.

Section 10. TREASURER. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corpora-tion, including accounts of its assets, liabilities, receipts, disburse-ments, gains, losses, capital, retained earnings and shares. The Books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

If required by the board of directors, the treasurer shall give the corporation a bonding such sum and with such surely or sureties as shall be satisfactory to the board of directors for the faithful per-formance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


ARTICLE VI

INDEMNIFICATION OF DIRECTORS. OFFICERS, EMPLOYEES, AND OTHER AGENTS


Section 1. ACTIONS OTHER THAN BY THE CORPORATION. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal,administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, part-nership, joint venture, trust or other enterprise, against expenses, including attorneys' fees,judgments, fines and amounts paid in settle-ment actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best in-terests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equiv-alent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.


Section 2.     ACTIONS BY THE CORPRATION.   The corporation may indem-
nify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another cor-poration, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts to be paid in set-tlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of com-petent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3. SUCCESSFUL DEFENSE. To the extent that a director, office, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections I and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense.

Section 4.     REQUIRED APPROVAL Any indemnification under Sections
I and 2, unless ordered by a court or advanced pursuant to Section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The deter-mination must be made:

(a)     By the stockholders;

(b) By the board of directors by majority vote e of a quorum consisting of directors who were not parties to the act, suitor proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act. suit or proceeding so orders, by independent legal counsel in a written opinion;

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 5. ADVANCE OF EXPENSES The articles of incorporation, by-laws or an agreement made by the corporation may provide that the ex-penses of officers and directors incurred in defending a civil or cri-minal action, suit or proceeding must be paid by corporation as they are incurred and in advance of the final disposition of the action, suit proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of compitent jurisdicton that he is not entitled be indem-nified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise bylaw.

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 2 or for the advancement of expenses

Section 6. OTHER RIGHTS. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the Article
VI: made pursuant to Section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing viola-tion of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

Section 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of ay person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and incurred by him in any such capa-city, or arising out f his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of his Article VI.

Section 8. RELIANCE ON PROVISIONS. Each person who shall act as authorized representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

Section 9. SEVERABILTY. If any of the provisions of this Article are held be invalid or unenforceable, this Article shall be construed a s if it did not contain such invalid unenforceable provision and the re-maining provisions of this Article shall remain in full force and effect

Section 10. RETROACTIVE EFFECT. To the extent permitted by applicable law,the rights and powers granted pursuant to this Article VI shall apply to acts and actions occurring in progress prior to its adoption by the board of directors.


ARTICLE VII

RECORDS AND BOOKS

Section 1. MAINTENANCE OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at die office of its transfer agent or registrar, if either appointed and as determined by resolution of the board of directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

Section 2. MAINTENANCE OF BYLAWS. The cuiporaHon shall keep at its principal executive office, or if its principal executive office is not in this State at its principal business office in this State, the ori-ginal or a copy of the bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside this state and the corporation has no principal business office in this state, the secretary shall, upon the written request of any stockholder, furnish to such stockholder a copy of the bylaws as amended to date.

$ection3.     MAINTENANCE OF OTHER CORPORATE RECORDS.  The accounting
books and records and minutes of proceedings of the stockholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of this corporation and any subsidiary of this corporation. Such inspection by a director may b made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary of the corporation.

Section 4. ANNUAL REPORT TO STOCKHOLDERS. Nothing herein shall be interpreted as prohibiting the board of directors from issuing any annual or other periodic reports the stockholders of the corporation as they deem appropriate.

Section 5. FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the corporation for each quarter-ly period of each fiscal year and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months.

Section 6.     ANNUAL LIST OF DIRECTORS. OFFICERS AND RESIDE AGENT.
The corporation shall, on or before June 30 of each year, file with the Secretary of State of Nevada, on the prescribed form, a list of its officers and directors and a designate of its resident agent in Nevada.

ARTICLE VIII

GENERAL CORPORATE MATTERS

Section 1. RECORD DATE. For purposes of determining the stockholders entitled to notice of any meeting or to vote or entitled to receive pay-ment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting nor more than sixty (60)days prior to any other action, and in such case only stockholders of record on the date so fixed are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the Nevada General Corporation Law.

If the board of directors docs not so fix record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date tor determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken,shall be the day on which the first written consent is given.

(c) The record date for determining stockholders for any other pur-poses shall be at the close of business on the day on which the board ad opts the resolution relating thereto,or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 2. CLOSING OF TRANSFER BOOKS. The directors may prescribed period not exceeding sixty (60) days prior to any meeting of the stock-holders during which no transfer of stock on the books of the corpora-tion may be made, or my fix a date not more than sixty (60) days prior to the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

Section 3. REGISTERED STOCKHOLDERS. The corporation shall entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as other wise provided by the laws of Nevada.

Section 4. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such man-ner as, from time to time, shall be determined by resolution of the board of directors.

Section 5.    CORPORATE  CONTRACTS  AND  INSTRUMENTS:  HOW EXCUTED.
The board of directors, except as in the bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in tin;name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of direc-tors or within the agency power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it li-able for any purpose or to any amount.

Section 6. STOCK CERTIFICATES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are partly paid, and the board of direc-tors may authorize the issuance of certificates or shares as partly paid provided that such certificates shall state the amount of the considera-tion to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the corporation by the president or vice president and by the treasurer or a assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. When the corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the cor-poration will furnish to any stockholders upon request and without charge, a full or summary statement of the designations, preferences and rela-tives, participating optional or other special rights of the various classes of stock or series there of and the qualifications, limitations or restrictions of such rights, and,if the corporation shall be author-ized to issue only special stock, such certificate must set forth in full or summarize the rights of the holders of such stock. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it maybe issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

No new certificate for shares shall be issued in place of any certificate theretofore issued unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if the certificate theretofore issued is alleged to have been lost, stolen or destroyed. In case of any such allegedly lost, stolen or destroyed certificate, the corporation may require the owner thereof or the legal representative of such owner to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 7. DIVIDENDS. Dividends upon the capital stock of the corp-oraton, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

Before payment of any dividend, there may be act aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a re-serve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserves in the manner in which it was created.

Section 8. FISCAL YEAR. the fiscal year of the corporation shall be fixed by resolution of the board of directors.


Section 9. SEAL. The corporate seal shall have inscribed thereon the name or the corporation, the year of its incorporation and the words "Corporate Seal, Nevada."

Section 10.    REPRESENTATION OF SHARES OF OTHER CORPORATIONS.
The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or cor-porations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

Section 11. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of constructiOn, and defini-tions in the Nevada GeneralCorporation Law shall govern the construction of the bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the sin-gular, and the term "person" includes both a corporation and a natural person.


ARTICLE IX

AMENDMENTS

Section 1. AMENDMENT BY STOCKHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of stockholders entitled to vote such shares, except as otherwise provided by law or by the articles of incorporation.

Section 2. AMENDMENT BY DIRECTORS. Subject to the rights of the stocholders as provided in Section I of this Article, bylaws may be adopted, amended or repealed by the board of directors.

CERTIFICATE OF SECRETARY

           I, the undersigned, do hereby certify:

           I. That I am the duly elected and acting secretary of AFFORDABLE HOMES OF AMERICA, INC., a Nevada corporation; and

           2. That the foregoing Amended and Restated Bylaws, comprising twenty (20) pages, constitute the Bylaws of said corporation as duly adopted and approved by the board of directors of said corporation by a Unanimous Written Consent dated as of October ___, 1997 and duly adopted and approved by the stockholders of said corporation at a special meeting held on October ___, 1997.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this ____________ day of October, 1997.



       By /s/ Jim Matthews
              ------------
              Jim Matthews
              Secretary